UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2008, the Federal Home Loan Bank of Chicago (the "Bank") and 111 East Wacker, LLC ("Landlord") entered into a sixth amendment ("Amendment") to the Bank's lease agreement dated December 30, 1997, as amended (the "Lease") for the premises located at 111 East Wacker Drive, Chicago, Illinois. The Amendment reduces the Bank's premises under the Lease by 19,245 square feet effective March 17, 2008 for the remainder of the Lease term ending on July 31, 2011. In exchange for the reduction in the leased premises, the Bank will make a single payment of $789,045 to Landlord on or before March 17, 2008. The Bank's rent and related taxes and operating expenses are expected to be reduced by approximately 15 percent over the remainder of the term of the Lease. The Bank will occupy approximately 113,000 square feet at the leased premises following the reduction in leased space. Attached as Exhibit 10.1 to this Form 8-K is copy of the Amendment.

Item 2.02 Results of Operations and Financial Condition

On January 22, 2008, the Board of Directors ("Board") of the Bank decided not to declare a dividend payment for the fourth quarter of 2007. The Bank is sending to its members a letter informing them of the Board decision regarding dividends. The text of the letter is included as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure

As discussed in the member letter included as Exhibit 99.1, the Bank continues to work with the Federal Home Loan Bank of Dallas to analyze the complex issues surrounding a potential merger of the banks.

The information being furnished pursuant to Items 2.02 and 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report contains forward-looking statements, including an estimate of future cost savings, which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "projected," "likelihood," "continue," "anticipates," "believes," "expects," "could," "plans," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's Web site at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	Sixth Amendment to Lease by and between 111 East Wacker, LLC and the Bank, dated January 17, 2008
99.1	Letter to Members, dated January 23, 2008, from President and CEO of the Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: January 23, 2008	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary